TARO
Presentation to the Special Committee
August 12, 2012
Strictly Private and Confidential
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Confidential Material Disclaimer
The following pages contain material to be provided to the
Special Committee of the Board of Directors ("the Special
Committee") of Taro Pharmaceutical Industries Ltd. ("Taro"
or the "Company") by Citigroup Global Markets Inc. ("Citi")
in connection with the proposed transaction involving the
Company and Sun Pharmaceutical Industries Ltd. ("Sun
Pharma").
The accompanying material was compiled or prepared on a
confidential basis solely for the use of the Special
Committee of the Company. The information contained in the
accompanying material was obtained from the Company, Sun
Pharma and other sources. Any estimates and projections
contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based
upon such estimates and projections, and involve numerous
and significant subjective determinations, and there is no
assurance that such estimates and projections will be
realized. Citi does not take responsibility for such
estimates and projections, or the basis on which they were
prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such
information and nothing contained herein is, or shall be
relied upon as, a representation, whether as to the past,
the present or the future. In preparing the accompanying
material, Citi assumed and relied, without independent
verification, upon the accuracy and completeness of all
financial and other information and data publicly available
or provided to or otherwise reviewed by or discussed with
Citi and upon the assurances of the management of the
Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.
The accompanying material was not prepared for use by
readers not as familiar with the Company and Sun Pharma as
the Special Committee of the Company and, accordingly,
neither the Company nor Citi nor their respective legal or
financial advisors or accountants take any responsibility
for the accompanying material if used by persons other than
the Special Committee of the Company. The accompanying
material is necessarily based upon information available to
Citi, and financial, stock market and other conditions and
circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any
obligation to update or otherwise revise the accompanying
material. Nothing contained herein shall be construed as
legal, tax or accounting advice. 1
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Table of Contents
1. Company Overview 2
2. Peer Benchmarking 8
3. Taro Valuation 11
Appendix
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1. Company Overview
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Taro Company Overview

Company Overview

- Taro is a multinational, science-based pharmaceutical company, headquartered in Israel and listed on the NYSE
- Develops, manufactures and markets prescription and OTC pharmaceutical products, primarily in the United States, Canada and Israel
- Also develops and manufactures APIs primarily for use in our finished dosage form products
- Primary areas of focus include topical creams and ointments, liquids, capsules and tablets
- Since September 2010, majority owned (approximately 66%) by Sun Pharma, an Indian global pharma company

Financial Snapshot

(USD in mm, except per share data)	CY2011A	CY2012E	CY2013E	CAGR '11-'13
Sales	$505.7	$573.6	$535.4	2.9%
Growth		*13.4%*	*(6.7%)*	
EBITDA	$222.7	$267.3	$231.8	2.0%
Margin	*44.0%*	*46.6%*	*43.3%*	
Net Income	$183.7	$200.6	$175.8	(2.2%)

Stock Price	$40.97	Firm Value / 2012E Revenue	2.6x
% of 52 Week High	85.1%	Firm Value / 2013E Revenue	2.8
Fully Diluted Shares	44.6	Firm Value / 2012E EBITDA	5.7
Fully Diluted Market Cap	**$1,827.8**	Firm Value / 2013E EBITDA	6.5
Plus: Debt	37.5	2012E PE	9.1
Plus: Minority Interest	4.2	2013E PE	10.4
Less: Cash	(352.6)		
Firm Value	**$1,517.0**		

Top Products

Product	Use	2010 Sales ($000s)	2011 Sales ($000s)	Key Competitors
Desoximetasone	Skin infections	$48,890	$45,860	Sanofi, Fougera
Carbamazepine XR Tablets	Epilepsy	15,524	18,103	Nostrum, Sandoz, Apotex
Nystatin & Triamcinolone	Fungal infections	3,010	25,496	Fougera, Perrigo, Actavis
Clotrimazole & Betamethasone	Skin infections	3,879	21,797	Fougera, Actavis
Nystatin Cream	Fungal infections	3,568	16,543	Perrigo, Actavis, Fougera, Teva, Hi-Tech

2 Source: Company filings, Evaluate Pharma, and FactSet. Market data as of August 10, 2012.

Recent Taro Stock Price Performance
Taro's share price has increased more than 250% since Sun
Pharma's September 2010 acquisition of the Levitt and Moros
families' shares. It is also currently trading 67% above
Sun's $24.50 per share offer from October 18, 2011. (1)
Sun Pharma's 9/21/10 Purchase
4/25/2012: Watson acquires Actavis for $5.9bn
5/2/2012: Novartis acquires Fougera Pharma for $1.5bn in cash
7/16/2012: TPG acquires Par Pharma for $1.9bn in cash
2/10/2012: Taro reports Q4 revenue of $148.1m (up 44.3% year over year)
07/15/2010: US District Court rules in favor of Sun Pharma
and dismisses all of Taro's efforts to block tender offer by
Sun
10/29/2010: Taro announces Q3 revenue of $103.2m (up 10% year over year)
07/26/2011: Taro reports Q2 revenue of $111.6m (up 17% year over year)
(2)
3/19/2012: Taro lists on the NYSE
5/24/2012: Taro reports Q1 revenue of $145.1m (up 34.7% year over year)
01/18/2011: Sun increases stake to 66.3% under Warrant No. 2 and 2007 SPA
09/21/2010: Sun Pharma acquires 4.74m shares including from
Levitt and Moros families
1/20/2011: Perrigo acquires Paddock for $540m
4/25/2012: Valeant acquires Dermik Labs for $425m
11/10/2011: Taro reports Q3 revenue of $138.3m (up 34% year over year)
10/04/2010: Sun Pharma acquires 5.16m shares from Templeton Asset Management
05/26/2011: Taro reports Q1 revenue of $107.7m (up 21% year over year)
10/18/2011: Sun Pharma proposes to acquire the outstanding
Taro shares not already owned for $24.50 per share
8/6/2012: Taro reports Q2 revenue of $159.2m (up 42.6% year over year)
Price
$50  40  30  20  10  0
Volume (mm)
0.5
Current: $40.97
0.3  0.0
Jul-10 Nov-10 Mar-11 Jul-11 Nov-11 Mar-12 Jul-12
Sun / Other news  Financial News  Relevant Transactions
Source: Company filings and FactSet.
(1) Market data as of August 10, 2012.
(2) $7.40 price movement in Taro's stock price between Sun
Pharma's public letter, disclosing its $24.50 unsolicited
offer, and Taro's Q3 earnings announcement.

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Taro Trading Perspectives

- Taro is currently not covered by any equity research houses
- Sun Pharma provides limited disclosure on its earnings calls about Taro but has highlighted that given historical industry dynamics, recent price increases may not be sustainable
- Taro issues a quarterly press release around its operating performance but does not provide guidance around future performance
- Given its approximate 66% ownership, Sun Pharma is consolidating Taro's financial results
  - Few analysts break out Taro financials or forecast financials for Taro separately as part of their ongoing coverage of Sun Pharma
    - For the most part, the few that continue to forecast Taro separately are forecasting growth post 2012
- Given Sun Pharma's ownership, only 34% of Taro's shares (~15.0mm) trade on the NYSE
  - Taro's average daily trading volumes for the last 3, 6 and 12 months are ~28,500, ~32,100 and ~24,700 shares, respectively

Company / Exchange	3M ADTV as % Float	6M ADTV as % Float	12M ADTV as % Float
Sun Pharma	0.9%	1.1%	0.8%
Perrigo	0.8	0.8	1.0
Hospira	0.7	0.8	1.0
Mylan	1.2	1.3	1.5
Impax	0.8	0.8	1.0
Watson	1.4	1.5	1.5
Par Pharma	2.1	1.5	1.3
Mean	**1.1**	**1.1**	**1.1**
Median	**0.9**	**1.1**	**1.0**
NYSE			
ALL			
Mean	1.1%	1.1%	1.1%
Median	0.8	0.8	0.9
<$1bn Mkt Cap			
Mean	1.0	1.0	1.0
Median	0.6	0.7	0.7
$1bn - $3bn Mkt Cap			
Mean	1.3	1.3	1.3
Median	0.9	1.0	1.0
Taro Pharma	**0.2**	**0.2**	**0.2**

4

Taro 2011 Financial Performance in Context
2011 was unlike any year previously observed in Taro's
history. Due to unforeseen circumstances impeding key
competitors, Taro was able to substantially increase prices
on select products in the US, resulting in significant
growth in net sales, profits and cash flow.
Consolidated Net Sales ($m)
$356  $393  $506  $574  $219  $304
+10%  +29%  +13%  +39%
2009A   2010A   2011A   2012E  H1 2011   H1 2012
Gross Profit ($m) (1)
$223  $247  $344  $408  $137  $220
+11%  +39%  +19%  +60%
2009A   2010A   2011A   2012E  H1 2011   H1 2012
Margin 63% 63% 68% 71% 63% 72%
EBITDA ($m)
$90   $105  $223  $267  $77  $154
+17%  +111%  +20%  +100%
2009A   2010A   2011A   2012E  H1 2011   H1 2012
Margin 25% 27% 44% 47% 35% 51%
Free Cash Flow ($m) (2)
$82   $76  $216  $248  $58  $127
(7%)  +186%  +15%  +119%
2009A   2010A   2011A   2012E  H1 2011   H1 2012
Source: Taro public filings and management's 5-year forecast.
(1) Depreciation and amortization allocated 75%:25% between
COGS and SG&A per Taro management.
(2) Free cash flow defined as EBITDA less change in net
working capital less capex.

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....While Cost Infrastructure Remained Relatively Unaffected
COGS (1) ($m)
+8% CAGR  +3%
$133   $145  $162   $166   $82   $84
2009A 2010A 2011A 2012E H1 2011 H1 2012
% of Sales 37% 37% 32% 29% 37% 28%
SG&A (1) ($m)
(3%) CAGR (2%)
$96 $103 $89 $88 $45 $44
2009A 2010A 2011A 2012E H1 2011 H1 2012
% of Sales 27% 26% 18% 15% 21% 15%
R&D ($m)
+17% CAGR +42%
$33 $36 $31 $53 $15 $21
2009A 2010A 2011A 2012E H1 2011 H1 2012
% of Sales 9% 9% 6% 9% 7% 7%
Commentary
o COGS split 50% fixed and 50% variable
o 12% increase in COGS from 2010 to 2011 relative to a 29%
increase in net sales
o Continued COGS as a % of sales decline driven by
meaningful price increases in H2 2011
o SG&A split 70% fixed and 30% variable
o SG&A decline driven in part by reduction in nonrecurring
litigation fees in 2011
o Decline as a % of sales driven by meaningful price
increases in H2 2011 and H1 2012
o 2011 R&D decrease driven by reduction in number of
clinical studies
o New R&D team brought 'on-board' during 2011
o $50m budgeted for, but not able to be spent, during the
year
o H1 2012 'ramp-up' driven by incremental projects being
pursued
Source: Taro public filings and management's 5-year forecast.
(1) Depreciation and amortization allocated 75%:25% between
COGS and SG&A per Taro management.

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Taro YTD Financial Performance

- $304mm of H1 2012 sales represents 53% of Taro 2012 budget
- 160 bps improvement in gross margin from 68.5% to 70.1%
- Sales, marketing, general and admin expense in line with 2012 budget
- ~$21mm R&D spend well below ~$26.5mm R&D projection (based on full year estimates of $53mm spend)
  - Taro still committed to $53mm full year spend
  - Adjusting R&D spend to reflect H1 budget estimate would lower H1 2012 EBITDA to be at 56.5% of full year budget

$000's	Q1 2012	Q2 2012	H1 2012	2012E	% of Budget
Net sales	**145,141**	**159,152**	**304,293**	**573,578**	**53.1%**
Net sales growth		*9.7%*			
Cost of sales [(1)]	(42,523)	(41,650)	(84,172)	(165,805)	50.8%
Gross profit	**102,619**	**117,503**	**220,121**	**407,773**	**54.0%**
Gross profit margin	*70.7%*	*73.8%*	*72.3%*	*71.1%*	
Research and development, net	(9,847)	(11,525)	(21,372)	(52,970)	40.3%
Selling, marketing, general and administrative [(1)]	(21,952)	(22,449)	(44,400)	(87,547)	50.7%
EBITDA	**70,820**	**83,529**	**154,349**	**267,256**	**57.8%**
EBITDA margin	*48.8%*	*52.5%*	*50.7%*	*46.6%*	
Depreciation and amortization	(4,598)	(4,542)	(9,140)	(20,000)	
Operating Income	**66,222**	**78,987**	**145,209**	**247,256**	
Operating Profit Margin	*45.6%*	*49.6%*	*47.7%*	*43.1%*	
Interest and other financial expense	107	(390)	(283)	(65)	
Foreign exchange (expense) income	(1,107)	708	(399)	(240)	
Other (expense) income, net	(94)	365	271	922	
Income before income taxes	**65,128**	**79,670**	**144,798**	**247,873**	**58.4%**
Tax expense	(17,791)	(16,510)	(34,301)	(47,279)	
Income from continuing operations	**47,337**	**63,160**	**110,497**	**200,593**	**55.1%**
Net income (loss) from discontinued operations	66	10	76	--	
Net income	**47,403**	**63,170**	**110,573**	**200,593**	**55.1%**

Source: Taro public filings and management's 5-year forecast.
(1) Depreciation and amortization allocated 75%:25% between COGS and SG&A per Taro management.

7

2. Peer Benchmarking
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Generic Pharma Peer Benchmarking
Taro is expected to grow more quickly than most of its US
generic peers in 2012, however, as competitors re-enter
select Taro product markets, pricing and volume are
projected to be pressured, leading to declining growth.
2011A - 2012E Revenue Growth
20%  15  10  5  0 (5)
Median: 6.5% (1)
16.8% 11.6% 6.5% 6.5% 2.4% (0.4%) 13.4%
Watson (2) Mylan Perrigo (3) Par (4) Impax (5) Hospira Taro Mgmt 5-Yr Forecast
2012E - 2013E Revenue Growth
12% 8 4 0 (4) (8)
Median: 4.2% (1)
9.1% 4.7% 4.4% 3.9% 2.9% (2.5%) (6.7%)
Perrigo Mylan Hospira Par (4) Impax (5) Watson (2) Taro Mgmt 5-Yr Forecast
Sources: Taro financial projections as per management's
5-year forecast. FactSet, Wall Street Research.
(1) Median excludes Taro.
(2) Not pro forma for Actavis acquisition.
(3) Perrigo 2011A revenue adjusted for full year of Paddock
revenue based on 12/31/2011 10Q.
(4) Par revenue adjusted to exclude revenue associated with
acquisition of marketing rights to generic Provigil.
(5) Impax revenue adjusted to exclude revenue associated
with acquisition of Zomig.

Generic Pharma Peer Benchmarking (cont'd)
Taro's highly attractive COGS margin is driven by (1) the
benefit from price increases over the past year as well as
(2) historically more attractive COGS margins within the
derm segment. This outsized differential leads to EBITDA
margins on the high side of generic peers.
2012E COGS % of net Sales
64.1% 62.5% 56.1% 55.7% 50.7% 37.4% 28.9%
Median: 55.9% (1)
65% 55 45 35 25 15
Hospira Perrigo Watson Par Mylan Impax Taro Mgmt 5-Yr Forecast
2012E SG&A% of net Sales
19.2% 17.4% 17.4% 16.3% 15.5% 11.2% 15.3%
Median: 16.8% (1)
22% 19 16 13 10
Mylan Impax Hospira Par Watson Perrigo Taro Mgmt 5-Yr Forecast
2012E R&D % of net Sales
13.3% 7.5% 6.5% 6.2% 5.6% 3.3% 9.2%
Median: 6.4% (1)
14% 12 10 8 6 4 2
Impax Hospira Par Watson Mylan Perrigo Taro Mgmt 5-Yr Forecast
2012E EBITDA Margin
36.9% 27.0% 25.0% 24.6% 24.3% 15.7% 46.6%
Median: 24.8% (1)
50% 40 30 20 10
Impax Mylan Par Perrigo Watson Hospira Taro Mgmt 5-Yr Forecast
Sources: Taro financial projections as per management's
5-year forecast. FactSet, Wall Street Research.
(1) Median excludes Taro.

Generic Pharma Peer Benchmarking (cont'd)
Despite forecasted increases in competition through 2016,
Taro's ETBIDA margins remain at the high side of its generic peers. In addition, its longer-term more steady state growth is only modestly below the median of its peers.
2010A - 2015E Revenue CAGR
7.9% 7.1% 6.8% 4.0% 1.9% 0.4% 4.6%
Median: 5.4% (1)
10% 5 0
Watson (2)  Mylan  Perrigo (3)  Hospira  Par (4)  Impax (5)
Taro Mgmt 5-Yr Forecast
2015E EBITDA Margin
35.3% 29.8% 25.9% 25.5% 23.6% 19.3% 39.6%
Median: 25.7% (1)
42% 32 22 12
Impax Par Perrigo Mylan Watson Hospira Taro Mgmt 5-Yr Forecast
2015E Gross Margin
70.3% 49.3% 48.3% 47.8% 40.3% 39.2% 67.8%
Median: 48.1% (1)
80% 70 60 50 40 30
Impax Mylan Par Watson Perrigo Hospira Taro Mgmt 5-Yr Forecast
Sources: Taro financial projections as per management's
5-year forecast. FactSet, Wall Street Research.
(1) Median excludes Taro.
(2) Not pro forma for Actavis acquisition.
(3) Perrigo 2010A revenue adjusted to include implied full
year of Paddock results from 10Q 12/31/2011.
(4) Par revenue adjusted to exclude revenue associated with
acquisition of marketing rights to generic Provigil.
(5) High 2010 sales are the result of temporary increase
from exclusivity of Flomax in Q1 2010. Not pro forma for
Zomig product acquisition.

3. Taro Valuation
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Taro Valuation Summary
Valuation Methodology Valuation Range Implied 2013E P/E Commentary
Sun Pharma's offer price ($39.50) Taro's current share price ($40.97) Low High
For Informational Purposes Only
Unaffected Price Trading Range
$18.30 $48.20 4.6x 12.2x
o Low to high trading range for the last 12 months
$24.30 $25.30 6.1x 6.4x
o 25% - 30% minority squeeze-out premium applied to Taro's
'undisturbed' closing share price of $19.45 on October 17,
2011, the day prior to the announcement of Sun's offer
DCF Valuation
Public Trading Valuation
Management Case
Comparable Companies
$35.60 $43.50 9.0x 11.0x
o 9.0x - 11.0x 2013E P/E range based on peer group trading multiples
$35.50 $43.70 9.0x 11.1x
o Based on management's 5-year forecast
o Standalone DCF valuation based on a 7.0% - 9.0% WACC and a
5.0x - 7.0x terminal LTM 2016E EBITDA multiple
Note: Market data as of August 10, 2012. Net cash of $315m
and Minority Interests of $4m as at June 30, 2012.

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Precedent Minority Squeeze-out Transactions

- 53 completed minority squeeze-out transactions since 2000
- ~94% of those transactions experienced at least one 'price-bump'
- On average, there have been ~2.3 price-bumps per transaction
- Average increase from initial offer price to final offer price of ~17.2%
- Average duration from initial offer to final offer of ~69 days

Sun Pharma Proposed Transaction

- $39.50 per share offer price
- 3 price-bumps
- 61.2% increase from initial to final offer
- 295 days from initial to final offer

Initial Offer Premia to Undisturbed [(1)]

1-Day



14%
26%
Min. Squeezeouts
Sun Pharma Offer Premium

1-Month Average



16%
24%
Min. Squeezeouts
Sun Pharma Offer Premium (2)

Final Offer Premia to Undisturbed [(1)]

1-Day



29%
103%
Min. Squeezeouts
Sun Pharma Offer Premium

1-Month Average



29%
99%
Min. Squeezeouts
Sun Pharma Offer Premium (2)

Increase from Initial to Final Offer [(3)]



12%
61%
Min. Squeezeouts
Sun Pharma Offer Premium

Note: For informational purposes only.
Source: SDC and public filings.
(1) Represents median premium based upon undisturbed prices.
(2) Represents premium to average share price for respective period.
(3) Represents median increase from initial to final offer.

12

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Taro DCF Valuation
Year Ending December 31
$m 2012E (1) 2013E 2014E 2015E 2016E
Net Sales 506 $287 $535 $514 $492 $498
% Growth 13.4% (6.7%) (3.9%) (4.4%) 1.3%
EBITDA $134 $232 $215 $194 $194
% Margin 46.6% 43.3% 41.8% 39.6% 39.0%
EBIT $124 $212 $193 $172 $172
% Margin 43.1% 39.6% 37.5% 35.1% 34.6%
Taxes @ 17.5% (24) (38) (33) (27) (27)
NOPAT $100 $174 $160 $145 $145
Plus: Depreciation & Amortization 10 20 22 22 22
Plus: Change in NWC (3) (5) (5) (5) (5)
Less: Capex (7) (14) (14) (14) (14)
Unlevered Free Cash Flow -- $100 $175 $163 $148 $148
Terminal Adj. Free Cash Flow (2) $140
Terminal EBITDA Multiple
5.0x 5.5x 6.0x 6.5x 7.0x
WACC Firm Value ($m)
7.0% $1,354 $1,426 $1,498 $1,569 $1,641
7.5% 1,333 1,404 1,474 1,544 1,614
8.0% 1,313 1,382 1,451 1,519 1,588
8.5% 1,293 1,360 1,428 1,495 1,562
9.0% 1,274 1,340 1,406 1,472 1,537
WACC Implied Perpetuity Growth Rate
7.0% (6.5%) (5.4%) (4.5%) (3.7%) (3.0%)
7.5% (6.0) (5.0) (4.0) (3.2) (2.5)
8.0% (5.6) (4.5) (3.6) (2.8) (2.1)
8.5% (5.2) (4.1) (3.1) (2.3) (1.6)
9.0% (4.7) (3.6) (2.7) (1.9) (1.2)
Terminal EBITDA Multiple
5.0x 5.5x 6.0x 6.5x 7.0x
WACC Equity Value Per Share
7.0% $37.34 $38.94 $40.54 $42.14 $43.74
7.5% 36.87 38.44 40.01 41.58 43.14
8.0% 36.41 37.95 39.49 41.02 42.56
8.5% 35.97 37.47 38.98 40.48 41.99
9.0% 35.53 37.01 38.48 39.96 41.43
WACC Terminal Value as a %of Enterprise Value
7.0% 52.9% 55.3% 57.4% 59.4% 61.2%
7.5% 52.6 55.0 57.2 59.1 60.9
8.0% 52.4 54.7 56.9 58.8 60.6
8.5% 52.1 54.4 56.6 58.5 60.3
9.0% 51.8 54.2 56.3 58.3 60.1
Note: Net cash of $315m and minority interests of $4m as at
June 30, 2012.
(1) For the 6 months ending December 31, 2012.
(2) Normalizes for the difference in capex and depreciation
and amortization.

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Historical Taro LTM EBITDA Multiples

LTM EV / EBITDA Multiples between 9/21/2010 and 10/17/2011 [1]

LTM EBITDA Multiple Statistics	
Min	5.3x
Median	6.0
Mean	6.1
Max	7.6



Multiple uplift driven by stock price appreciation ahead of Taro product pricing increases being reflected in LTM EBITDA
8.0x
6.0
4.0
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11

Source: FactSet.
Note: Taro market value calculated using average diluted shares throughout the respective quarter.
(1) Date range based upon period from Sun Pharma's acquisition of its majority stake in Taro through to the day prior to Sun Pharma's offer of $24.50 per share for the shares it does not already hold.

14

Comparable Company Valuation Benchmarking
2013E EV / EBITDA
Median: 7.2x (1)
Median (sub-$5bn market cap peers): 5.9x (1)
13.3x 8.9x 8.3x 6.5x 6.2x 6.2x 5.7x
15.0x 10.0 5.0 0.0
Perrigo Hospira Mylan Taro Mgmt 5-Yr Forecast Impax Watson Par (2)
2013E P / E
Median: 10.9x (1)
Median (sub-$5bn market cap peers): 10.5x (1)
20.1x 13.7x 11.7x 10.4x 10.0x 9.3x 8.6x
24.0x 16.0 8.0 0.0
Perrigo Hospira Impax Taro Mgmt 5-Yr Forecast Watson Par (2) Mylan
Sources: FactSet, Wall Street Research. Market data as of August 10, 2012.
(1) Median calculation does not include Taro.
(2) Represents multiple prior to transaction announcement
with TPG on July 16, 2012.

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Appendix
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Taro Management 5-Year Forecast

$mm	2011A	2012E	2013E	2014E	2015E	2016E	2011-16 CAGR
Income Statement							
Net sales	**505.7**	**573.6**	**535.4**	**514.3**	**491.6**	**498.2**	*(0.3%)*
Growth %		*13.4%*	*(6.7%)*	*(3.9%)*	*(4.4%)*	*1.3%*	
COGS	(162.1)	(165.8)	(162.1)	(159.6)	(158.4)	(161.8)	*(0.0%)*
Gross margin	**343.6**	**407.8**	**373.3**	**354.8**	**333.2**	**336.3**	*(0.4%)*
Gross margin %	*67.9%*	*71.1%*	*69.7%*	*69.0%*	*67.8%*	*67.5%*	
SG&A	(89.2)	(87.5)	(88.0)	(88.6)	(89.6)	(92.0)	*0.6%*
R&D	(30.9)	(53.0)	(53.5)	(51.4)	(49.2)	(49.8)	*10.0%*
Total operating costs	(120.9)	(140.5)	(141.5)	(140.0)	(138.8)	(141.8)	*3.2%*
EBITDA	**222.7**	**267.3**	**231.8**	**214.7**	**194.4**	**194.5**	*(2.7%)*
EBITDA margin %	*44.0%*	*46.6%*	*43.3%*	*41.8%*	*39.6%*	*39.0%*	
Depreciation & amortization	(18.7)	(20.0)	(20.0)	(22.0)	(22.0)	(22.0)	*3.3%*
Operating income	**204.0**	**247.3**	**211.8**	**192.7**	**172.4**	**172.5**	*(3.3%)*
Operating income margin %	*40.3%*	*43.1%*	*39.6%*	*37.5%*	*35.1%*	*34.6%*	
Foreign exchange	6.9	(0.2)	--	--	--	--	
Interest expense	(3.2)	(0.1)	(1.8)	(1.1)	(0.4)	(0.3)	
Interest income	0.6	0.9	3.9	3.8	3.6	3.6	
Profit before tax	**208.3**	**247.9**	**213.9**	**195.5**	**175.7**	**175.8**	*(3.3%)*
Tax expense	(24.6)	(47.3)	(38.1)	(33.1)	(27.8)	(27.8)	
Net income	**183.7**	**200.6**	**175.8**	**162.3**	**147.9**	**148.0**	*(4.2%)*
Net income margin %	*36.3%*	*35.0%*	*32.8%*	*31.6%*	*30.1%*	*29.7%*	
Cash Flow Statement							
Change in net working capital	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	
Capital expenditure	(5.7)	(14.3)	(14.3)	(14.3)	(14.3)	(14.3)	*20.2%*

Source: Taro financial projections as per management's 5-year forecast
Note: Depreciation and amortization allocated 75%:25% between COGS and SG&A per Taro management.

16

Comparable Company Trading Levels
Company Price 8/10/2012 %of 52-Week High Fully Diluted
Market Value Firm Value '12-'15 Revenue CAGR
Firm Value
Revenue 2012E 2013E
EBITDA 2012E 2013E
P/E 2012E 2013E
Perrigo $115.50 97.3% $10,937 $12,317 6.8% 3.7x 3.4x 14.9x 13.3x 22.3x 20.1x
Mylan 23.46 99.0 11,220 16,393 3.9 2.4 2.3 8.9 8.3 9.4 8.6
Watson 79.86 100.0 10,456 11,627 16.5 2.1 1.4 8.7 6.2 13.8 10.0
Hospira 34.15 73.8 5,674 6,798 5.6 1.7 1.6 10.7 8.9 17.1 13.7
Impax 24.03 94.9 1,712 1,369 4.8 2.2 2.1 5.9 6.2 11.6 11.7
Par (1) 36.58 85.9 1,365 1,520 0.6 1.4 1.5 5.5 5.7 9.5 9.3
Mean -- -- -- -- 6.4% 2.2x 2.0x 9.1x 8.1x 13.9x 12.2x
Median -- -- -- -- 5.2 2.1 1.9 8.8 7.2 12.7 10.9
Mean (sub-$5bn market cap peers) -- -- -- -- 2.7% 1.8x 1.8x
5.7x 5.9x 10.6x 10.5x
Median (sub-$5bn market cap peers) -- -- -- -- 2.7 1.8 1.8
5.7 5.9 10.6 10.5
Taro Mgmt 5-Yr Forecast $40.97 85.1% $1,828 $1,517 (5.0%)
2.6x 2.8x 5.7x 6.5x 9.1x 10.4x
Source: Company filings and consensus Wall Street Research.
Note: Market data as of August 10, 2012.
(1) Represents financials prior to transaction announcement
with TPG on July 16, 2012.

Historical Minority Squeeze-out Transactions

- 2000 – Present
- Across industries
- Controlling shareholder acquired <50% equity stake
- Only completed deals

Date[1]	Acquirer	Target	% Purchase	1-Day Premium[2]	1-Month Premium[2]	1-Day Premium to Ann. Date[1]	1-Month Premium to Ann. Date[1]	Final Offer/ Initial Offer	Number of Bumps	Structure	Consideration	Days from SC Formation to Announcement
1/19/2000	Byo SA	Trigen Energy Corp.	47.0%	22.1%	26.2%	38.2%	35.5%	6.8%	3	Tender Offer	All Cash	120
4/6/2000	Citigroup Inc.	Travelers Property Casualty	15.0%	24.5	35.1%	1.9%	13.1	11.9	2	Tender Offer	All Cash	34
5/2/2000	Security Capital Group	Homestead Village Inc.	13.0	49.1	98.8	9.3	25.3	20.6	1	Tender Offer	All Cash	40
5/18/2000	Hartford Financial Services	Hartford Life Inc.	18.5	12.1	47.4	2.1	3.3	14.8	1	Tender Offer	All Cash	52
6/5/2000	Peter Cherry	Cherry Corp.	48.9	51.4	65.6	29.6	38.6	40.8	2	Tender Offer	All Cash	45
9/11/2000	Phoenix Home Life Mutual	Phoenix Investment Partners	41.0	44.0	62.6	8.6	7.6	26.0	4	Shareholder Vote	All Cash	287
10/18/2000	AXA SA	AXA Financial Inc.	39.7	4.6	34.3	7.9	7.1	10.5	2	Tender Offer	Cash & Stock	112
10/31/2000	Viacom Inc.	Infinity Broadcasting Corp.	35.7	(6.7)	(7.0)	7.8	10.7	5.0	1	Shareholder Vote	All Stock	77
12/15/2000	Enron Corp.	Azurix Corp.	33.1	106.2	100.0	36.7	34.8	19.6	2	Shareholder Vote	All Cash	36
1/16/2001	Ford Motor Co.	Hertz Corp.	18.5	46.4	12.0	1.8	3.5	18.3	3	Tender Offer	All Cash	116
2/6/2001	Citicorp Venture Capital	Delco Remy International Inc.	47.1	74.7	34.5	17.7	15.5	18.8	1	Tender Offer	All Cash	42
2/15/2001	Westfield America Trust	Westfield America Inc.	22.5	12.5	14.5	12.5	12.1	2.4	2	Tender Offer	All Cash	70
5/16/2001	Benesse Corp.	Berlitz International Inc.	22.8	106.3	112.9	12.6	12.3	37.5	2	Tender Offer	All Cash	161
7/11/2001	CSFB	CSFBdirect	18.0	140.0	73.9	28.2	25.0	50.0	1	Tender Offer	All Cash	107
8/3/2001	Electronic Data Systems	Unigraphics Solutions Inc.	14.0	52.9	80.8	3.2	3.7	20.4	3	Tender Offer	All Cash	79
10/30/2001	Toronto-Dominion Bank	TD Waterhouse Group	11.2	53.2	32.9	0.6	15.7	5.6	1	Tender Offer	All Cash	21
12/24/2001	Irvin Levy & Family	NCH Corp.	43.0	34.0	18.8	9.4	11.4	10.5	3	Shareholder Vote	All Cash	87
3/7/2002	Limited Inc.	Intimate Brands Inc.	16.3	10.2	24.8	3.2	3.8	5.2	1	Tender Offer	All Stock	30
3/18/2002	Sabre Holdings Corp.	Travelocity.com Inc.	30.0	45.8	22.5	4.1	10.6	21.7	1	Tender Offer	All Cash	28
4/4/2002	Xcel Energy Inc.	NRG Energy Inc.	25.7	42.9	(16.8)	5.3	2.4	3.2	1	Tender Offer	All Stock	31
8/13/2002	Network Associates Inc.	McAfee.com Corp.	25.0	(0.7)	(5.0)	20.2	23.2	107.6	6	Tender Offer	Cash & Stock	148
10/9/2002	Union Oil Co of California	Pure Resources Inc.	35.0	20.7	22.4	1.4	(4.0)	13.4	2	Tender Offer	All Stock	48
11/5/2002	Valhi Inc.	Tremont Corp.	20.0	8.6	20.9	3.4	10.6	51.1	1	Shareholder Vote	All Stock	98
11/7/2002	Samuel J Heyman	International Specialty Products	20.0	35.5	55.8	13.3	11.2	3.0	2	Shareholder Vote	All Cash	92
3/19/2003	USA Interactive	Expedia Inc.	38.8	(28.2)	(37.7)	32.0	47.4	2.7	1	Shareholder Vote	All Stock	6
4/10/2003	USA Interactive	Hotels.com	32.0	13.0	28.0	13.0	9.9	0.0	0	Shareholder Vote	All Stock	6
7/11/2003	Fidelity National Financial	Fidelity National Info Solutions	34.0	37.6	52.3	(2.0)	(1.4)	28.9	2	Shareholder Vote	All Stock	79
8/4/2003	ICN Pharmaceuticals	Ribapharm Inc.	19.9	23.0	50.2	22.1	4.5	11.6	1	Tender Offer	All Cash	N/A
1/6/2004	Barnes & Noble	Barnesandnoble.com	25.4	35.6	27.1	5.2	5.8	22.0	3	Shareholder Vote	All Cash	76
3/1/2004	IMC Global	Phosphate Resource Partners	48.0	32.9	83.7	2.3	1.8	0.0	0	Shareholder Vote	All Stock	89
10/19/2004	Cox Enterprises	Cox Communications	38.0	26.0	25.2	3.9	4.4	8.6	3	Tender Offer	All Cash	79

Completed at a discount to one day prior to announcement share price | Healthcare deals

Source: SDC and public filings.
Note: Excludes deals that were not recommended by the Special Committee.
(1) Date when the companies announced the final agreed terms of the transaction.
(2) Premiums are based on the initial public offer date unless the target confirmed a sale process/merger talks within 6 months or rumors surfaced within 1 month.

18

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Historical Minority Squeeze-out Transactions (Cont'd)

- 2000 – Present
- Across industries
- Controlling shareholder acquired <50% equity stake
- Only completed deals

Date[1]	Acquirer	Target	% Purchase	1-Day Premium[2]	1-Month Premium[2]	1-Day Premium to Ann. Date[1]	1-Month Premium to Ann. Date[1]	Final Offer/ Initial Offer	Number of Bumps	Structure	Consideration	Days from SC Formation to Announcement
1/18/2005	Liberty Media	UnitedGlobalCom Inc.	47.0	(2.0)	(1.2)	(2.0)	(0.0)	1.1	3	Shareholder Vote	Cash or Stock	36
1/27/2005	Danisco A/S	Genencor International	16.0	23.9	15.8	23.9	18.4	13.2	4	Tender Offer	All Cash	51
2/21/2005	Novartis AG	Eon Labs Inc.	35.5	11.0	23.5	11.0	18.5	17.0	5	Tender Offer	All Cash	21
3/3/2005	News Corp.	Fox Entertainment Group	17.9	9.8	14.0	1.9	1.5	7.4	2	Tender Offer	All Stock	52
7/1/2005	Santos Ltd.	Tipperary Corp.	46.0	18.9	36.3	18.9	22.2	0.3	1	Shareholder Vote	All Cash	171
10/21/2005	IYG Holding	7-Eleven Inc.	27.3	32.3	14.1	4.6	5.6	15.4	5	Tender Offer	All Cash	50
11/14/2005	ev3 Inc.	Micro Therapeutics	29.8	8.3	7.2	5.1	(0.5)	17.7	3	Tender Offer	All Stock	N/A
11/16/2005	Vector Group	New Valley Corp.	42.3	44.7	42.8	16.0	18.2	17.1	3	Tender Offer	All Stock	47
11/20/2006	Toronto-Dominion Bank	TD Banknorth Inc.	43.0	6.5	7.1	6.5	8.4	5.6	1	Tender Offer	All Cash	21
2/5/2007	VNU / Nielsen	NetRatings Inc.	39.5	44.1	46.1	16.3	15.5	31.3	3	Shareholder Vote	All Cash	119
5/15/2007	American Int'l Group Inc.	21st Century Insurance	38.1	34.6	22.6	4.8	4.4	11.4	4	Shareholder Vote	All Cash	223
5/18/2007	American Financial Group	Great American Fin'l Resources	19.0	13.2	12.5	2.0	(0.3)	4.3	1	Shareholder Vote	All Cash	85
11/5/2007	Alfa Mutual	Alfa Corp.	45.0	44.7	31.5	25.6	19.6	25.0	4	Shareholder Vote	All Cash	112
12/18/2007	Mgmt, Macquarie, GS	Waste Industries USA Inc.	49.0	33.5	31.5	28.0	15.1	3.4	2	Shareholder Vote	All Cash	N/A
8/6/2008	National Mutual Insurance	Nationwide Financial Services	33.7	37.8	28.7	9.5	13.6	10.7	3	Shareholder Vote	All Cash	175
8/18/2008	Bank of Tokyo-Mitsubishi UFJ	UnionBanCal Corp	34.6	26.3	103.0	12.2	31.8	26.7	2	Tender Offer	All Cash	111
3/3/2009	Magellan Midstream Partners LP	Magellan Midstream Hldg LP	45.4	25.0	20.2	25.0	19.9	7.2	2	Shareholder Vote	All Stock	N/A
3/11/2009	Roche Holding AG	Genentech Inc	44.1	16.1	28.1	3.8	11.5	6.7	3	Shareholder Vote	All Cash	230
9/18/2009	Fairfax Financial Holdings Ltd.	Odyssey Re Holdings Corp.	27.4	29.4	39.7	4.0	19.0	12.1	3	Tender Offer	All Cash	28
10/8/2009	First American Corp	First Advantage Corp	20.0	47.9	35.8	1.0	1.8	7.9	4	Tender Offer	All Stock	615
1/21/2011	CBaySystems Holdings Ltd.	MedQuist Inc.	30.5	6.0	66.5	38.0	37.7	0.0	0	Tender Offer	All Stock	94
4/21/2011	CNA Financial Corporation	CNA Surety Corporation	38.0	37.9	51.6	2.7	3.8	20.7	5	Tender Offer	All Cash	172
			Mean	31.7%	35.4%	11.6%	13.0%	17.2%				
			Median	29.4	28.7	7.9	11.2	11.9				

Completed at a discount to one day prior to announcement share price — Healthcare deals

Source: SDC and public filings.
Note: Excludes deals that were not recommended by the Special Committee.
(1) Date when the companies announced the final agreed terms of the transaction.
(2) Premiums are based on the initial public offer date unless the target confirmed a sale process/merger talks within 6 months or rumors surfaced within 1 month.

19

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Taro WACC Analysis
WACC Analysis
Cost of Equity Low High
U.S. Risk Free Rate (30 Year U.S. Treasury) 2.7% 2.7%
Equity Market Risk Premium 5.0% 7.0%
Asset Beta 0.78 0.78
Relevered Equity Beta 0.90 0.90
Market Debt / Capitalization 16.5% 16.5%
Effective Marginal Tax Rate 17.5% 17.5%
Adjusted Equity Market Risk Premium 4.5% 6.3%
Cost of Equity 7.3% 9.1%
Cost of Debt
U.S. Risk Free Rate (10 Year U.S. Treasury) 1.7% 1.7%
Credit Spread 6.0% 6.5%
Cost of Debt (Pre-tax) (1) 7.7% 8.2%
Cost of Debt (Post-tax) 6.3% 6.8%
WACC 7.1% 8.7%
Asset Beta Analysis
Adjusted Equity Beta
Market Leverage
Asset Beta
Mylan Inc. 1.08 36.2% 0.87
Watson Pharmaceuticals Inc. 0.75 11.3% 0.69
Perrigo Co. 0.73 12.2% 0.67
Hospira Inc. 0.80 24.0% 0.67
Impax Laboratories Inc. 0.78 0.0% 0.78
Par Pharmaceutical Cos. Inc. 1.11 15.5% 0.99
Median 0.79 13.8% 0.74
Mean 0.87 16.5% 0.78
Note: Market data as of August 10, 2012.
(1) Citi estimated cost of debt for implied single B rated
company based upon current B rated high yield index.

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